Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the use of our report dated March 31, 2014, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-195127) and related prospectus of CymaBay Therapeutics, Inc. for the registration of shares of common stock.

/s/ Ernst & Young LLP

Redwood City, California

July 17, 2014